Exhibit 10.15

Resolution Agreement

Artificial Intelligence Technology Solutions, Inc. (“Company”) and AIV Investments, LLC. (“Investor”), collectively known as the “parties,” on this 7th day of August, 2025, resolve as follows:

Whereas the parties entered into that certain Securities Purchase Agreement dated September 19, 2024, whereby the Company was obligated to deliver 123,990,716(1) registered shares of its common stock to the Investor on July 22, 2025 (“Third Commitment Shares”);

Whereas the Company requested an extension in time to deliver the Third Commitment Shares;

The Parties hereby resolve that the delivery by the Company of 123,990,716(1) registered shares of its Common Stock concurrently with the execution of this Agreement shall satisfy the Company’s obligations pursuant to the Agreement dated September 19, 2024.

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, written or oral, with respect to such matters.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Nevada.

This Agreement may be executed in two or more counterparts. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(1)	Reverse split 1 for 100 common shares on February 5,2026. Pre- -reverse split shares were 123,990,716. Post reverse split shares are 1,239,907. This filing reflects the post reverse share amount throughout.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Investor have executed this Agreement as of the date first written above.

COMPANY:

Artificial Intelligence Technology Solutions, Inc.

By:	/s/ Steven Reinhartz
Name:	Steven Reinhartz
Title:	CEO

INVESTOR:

AIV Investments, LLC.

By:	/s/ Mark Grover
Name:	Mark Grover
Title:	Managing Member

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